Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports First Quarter 2022 Financial Results
Atlanta - May 4, 2022 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2022.
•Net loss per common share of $0.72 compared to $0.23 in Q4 2021
•Earnings available for distribution per common share(1) of $0.12 compared to $0.10 in Q4 2021
•Common stock dividend of $0.09 per common share, unchanged from Q4 2021
•Book value per common share(2) of $2.08 compared to $2.91 at Q4 2021
•Economic return(3) of (25.4%) compared to (7.7%) in Q4 2021

Update from John Anzalone, Chief Executive Officer

“During the first quarter of 2022, earnings available for distribution increased to $0.12 per common share. Slower prepayment speeds on specified pool collateral, attractive returns in the dollar roll market, and attractive yields on new investments were all supportive of earnings available for distribution.
“Our book value declined as a result of a historically challenging environment for Agency residential mortgage-backed securities (“Agency RMBS”). Expectations for the removal of monetary policy accommodation by the Federal Reserve accelerated further as the central bank seeks to combat the highest rate of inflation in decades. The resulting interest rate volatility and the anticipated supply and demand imbalance placed significant pressure on Agency RMBS valuations. Higher interest rates also caused premiums on specified pool collateral to fall, amplifying the book value decline.
“At quarter-end, substantially all of our $8.1 billion investment portfolio, including to-be-announced securities forward contracts (“TBAs”) at implied cost basis, was invested in Agency RMBS, and we continued to maintain a sizeable balance of unrestricted cash and unencumbered investments totaling $664.7 million.
“Increased expectations for accelerated interest rate hikes and balance sheet reduction by the Federal Reserve continue to weigh on Agency RMBS valuations as we enter the second quarter. Our outlook remains cautious in the near term; accordingly, we seek to maintain relatively low leverage. We expect the environment for Agency RMBS to improve later this year given the attractiveness of spreads relative to other fixed income sectors, slow prepayment rates, and the decline in net supply. Further, we continue to evaluate additional investment opportunities to complement our Agency RMBS strategy by expanding our target assets and portfolio diversification.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
(3) Economic return for the quarter ended March 31, 2022 is defined as the change in book value per common share from December 31, 2021 to March 31, 2022 of ($0.83); plus dividends declared of $0.09 per common share; divided by the December 31, 2021 book value per common share of $2.91. Economic return for quarter ended December 31, 2021 is defined as the change in book value per common share from September 30, 2021 to December 31, 2021 of ($0.34); plus dividends declared of $0.09 per common share; divided by the September 30, 2021 book value per common share of $3.25.

1

Key performance indicators for the quarters ended March 31, 2022 and December 31, 2021 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘22	Q4 ‘21	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$7,005.2	$8,371.3	($1,366.1)
Average borrowings	$6,219.7	$7,441.5	($1,221.8)
Average stockholders' equity (1)	$1,137.3	$1,306.4	($169.1)

U.S. GAAP Financial Measures
Total interest income	$42.2	$42.9	($0.7)
Total interest expense	($2.1)	($3.2)	$1.1
Net interest income	$44.3	$46.0	($1.7)
Total expenses	$7.3	$7.2	$0.1
Net income (loss) attributable to common stockholders	($236.8)	($73.0)	($163.8)

Average earning asset yields	2.41%	2.05%	0.36%
Average cost of funds	(0.14%)	(0.17%)	0.03%
Average net interest rate margin	2.55%	2.22%	0.33%

Period-end weighted average asset yields (2)	2.60%	2.16%	0.44%
Period-end weighted average cost of funds	0.37%	0.14%	0.23%
Period-end weighted average net interest rate margin	2.23%	2.02%	0.21%

Book value per common share (3)	$2.08	$2.91	($0.83)
Earnings (loss) per common share (basic)	($0.72)	($0.23)	($0.49)
Earnings (loss) per common share (diluted)	($0.72)	($0.23)	($0.49)
Debt-to-equity ratio	5.2	x	5.0	x	0.2	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$38.1	$33.2	$4.9
Effective interest expense	$1.8	$4.9	($3.1)
Effective net interest income	$40.4	$37.9	$2.5

Effective cost of funds	0.11%	0.26%	(0.15%)
Effective interest rate margin	2.30%	1.79%	0.51%

Earnings available for distribution per common share	$0.12	$0.10	$0.02
Economic debt-to-equity ratio	6.5	x	6.2	x	0.3x
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Financial Summary
Net loss attributable to common stockholders for the first quarter of 2022 was $236.8 million compared to $73.0 million for the fourth quarter of 2021. The change in net loss attributable to common stockholders was primarily driven by a $504.4 million net loss on investments in the first quarter of 2022 compared to a $90.4 million net loss on investments in the fourth quarter of 2021 and a $238.9 million net gain on derivatives in the first quarter of 2022 compared to a $13.3 million net loss on derivatives in the fourth quarter of 2021. The Company earned $44.3 million of net interest income in the first quarter of 2022 compared to $46.0 million of net interest income in the fourth quarter of 2021.
Earnings available for distribution increased to $38.1 million for the first quarter of 2022 compared to $33.2 million for the fourth quarter of 2021 primarily due to a $2.9 million increase in TBA dollar roll income and a $2.5 million increase in effective net interest income.
Book value per common share for the first quarter of 2022 decreased 28.5% to $2.08 and is estimated to be between $1.77 and $1.83 as of April 30, 2022. The anticipation of an accelerated timeline for balance sheet reduction and the sharp pivot to tighter monetary policy by the Federal Reserve has pressured valuations lower in 2022. Premium valuations on the Company’s specified pool collateral have also deteriorated as higher rates reduced investor demand for prepayment protection. Furthermore, the Russian invasion of Ukraine has led to a reduction in demand for risk assets as volatility and uncertainty increased. The benchmark 10 year U.S. Treasury rate increased 83 basis points to 2.34% during the quarter, while the difference between the 30 year and 2 year U.S. Treasury rates decreased 106 basis points to 0.11% given expectations of rapid short-term interest rate hikes by the Federal Reserve.
The Company reduced the size of its investment portfolio, including TBAs, by 15% as of March 31, 2022 compared to December 31, 2021 given its expectation that the Federal Reserve's December 2021 announcement to accelerate the pace of tapering could result in an increase in market volatility and lower valuations on the Company's holdings. Total average earning assets were $7.0 billion in the first quarter of 2022, down from $8.4 billion in the fourth quarter of 2021. Total average borrowings were $6.2 billion in the first quarter of 2022, down from $7.4 billion in the fourth quarter of 2021.
Average net interest rate margin increased 33 basis points to 2.55% in the first quarter of 2022 compared to the fourth quarter of 2021 primarily due to higher average earning asset yields. Average earning asset yields increased 36 basis points to 2.41% in the first quarter of 2022 compared to the fourth quarter of 2021 primarily due to the Company's rotation into higher yielding Agency RMBS. The Company's Agency RMBS portfolio consisted primarily of 2.0% to 3.0% coupon 30 year fixed-rate securities as of March 31, 2022. Average cost of funds was (0.14%) for the first quarter of 2022 compared to (0.17%) for the fourth quarter of 2021.
The Company's debt-to-equity ratio was 5.2x as of March 31, 2022 compared to 5.0x as of December 31, 2021, and its economic debt-to-equity ratio was 6.5x as of March 31, 2022 compared to 6.2x as of December 31, 2021. Leverage ratios rose primarily due to the impact of lower Agency RMBS valuations on the Company's stockholders' equity.
Total expenses for the first quarter of 2022 were approximately $7.3 million compared to $7.2 million in the fourth quarter of 2021. The ratio of annualized total expenses to average stockholders' equity(1) increased to 2.57% in the first quarter of 2022 from 2.20% in the fourth quarter of 2021 primarily due to the Company's lower average stockholders' equity base.
As previously announced on March 28, 2022, the Company declared a common stock dividend of $0.09 per share paid on April 27, 2022 to its stockholders of record as of April 8, 2022. The Company declared the following dividends on May 3, 2022: a Series B Preferred Stock dividend of $0.4844 per share payable on June 27, 2022 to its stockholders of record as of June 5, 2022 and a Series C Preferred Stock dividend of $0.46875 per share payable on June 27, 2022 to its stockholders of record as of June 5, 2022.
On May 3, 2022, the Company's Board of Directors approved a repurchase plan for its preferred stock. Under the terms of the plan, the Company is authorized to repurchase up to three million shares of its Series B Preferred Stock and five million shares of its Series C Preferred Stock.
On May 3, 2022, the Company's Board of Directors approved a one-for-ten reverse stock split of the Company's common stock. The reverse stock split is expected to take effect following the close of business on June 3, 2022 at which time every ten issued and outstanding shares of the Company's common stock will be converted into one share of the Company's common stock. The Company's common stock is expected to begin trading on the New York Stock Exchange on a post-split basis beginning on June 6, 2022 under a new CUSIP number: 46131B704. Stockholders of record will be receiving information from Computershare Trust Company, N.A., the Company's transfer agent, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable.
(1) The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 5, 2022, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 19, 2022 by calling:

888-566-0058 (North America) or 1-203-369-3035 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2022	December 31, 2021	March 31, 2021
Interest income
Mortgage-backed and other securities	41,637	42,331	39,434
Commercial loan	537	525	576
Total interest income	42,174	42,856	40,010
Interest expense
Repurchase agreements (1)	(2,104)	(3,181)	(1,660)
Total interest expense	(2,104)	(3,181)	(1,660)
Net interest income	44,278	46,037	41,670

Other income (loss)
Gain (loss) on investments, net	(504,388)	(90,442)	(331,857)
(Increase) decrease in provision for credit losses	—	—	938
Equity in earnings (losses) of unconsolidated ventures	71	289	(94)
Gain (loss) on derivative instruments, net	238,860	(13,348)	286,961
Other investment income (loss), net	55	—	(16)
Total other income (loss)	(265,402)	(103,501)	(44,068)
Expenses
Management fee – related party	5,274	5,309	4,884
General and administrative	2,024	1,874	1,993
Total expenses	7,298	7,183	6,877
Net income (loss)	(228,422)	(64,647)	(9,275)
Dividends to preferred stockholders	8,394	8,394	11,107
Net income (loss) attributable to common stockholders	(236,816)	(73,041)	(20,382)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.72)	(0.23)	(0.09)
Diluted	(0.72)	(0.23)	(0.09)
(1)Negative interest expense on repurchase agreements is due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 9 and Note 13 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss)	(228,422)	(64,647)	(9,275)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(2,421)	(907)	981
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,196)	(5,602)	(5,368)
Currency translation adjustments on investment in unconsolidated venture	(200)	(239)	609
Total other comprehensive income (loss)	(7,817)	(6,748)	(3,778)
Comprehensive income (loss)	(236,239)	(71,395)	(13,053)
Less: Dividends to preferred stockholders	(8,394)	(8,394)	(11,107)
Comprehensive income (loss) attributable to common stockholders	(244,633)	(79,789)	(24,160)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	March 31, 2022	December 31, 2021
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $5,607,777 and $7,326,175, respectively)	5,992,494	7,804,259
U.S. Treasury securities, at fair value (included pledged securities of $482,445 as of March 31, 2022)	482,445	—
Cash and cash equivalents	251,724	357,134
Restricted cash	245,809	219,918
Due from counterparties	47,793	7,985
Investment related receivable	15,214	16,766
Derivative assets, at fair value	17,674	270
Other assets	29,465	37,509
Total assets	7,082,618	8,443,841
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	5,837,420	6,987,834
Derivative liabilities, at fair value	77,613	14,356
Dividends payable	29,693	29,689
Investment related payable	1	—
Accrued interest payable	1,143	1,171
Collateral held payable	280	280
Accounts payable and accrued expenses	2,083	1,887
Due to affiliate	6,438	6,489
Total liabilities	5,954,671	7,041,706
Commitments and contingencies (See Note 15) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 329,917,927 and 329,874,780 shares issued and outstanding, respectively	3,299	3,299
Additional paid in capital	3,816,544	3,816,406
Accumulated other comprehensive income	29,469	37,286
Retained earnings (distributions in excess of earnings)	(3,149,333)	(2,882,824)
Total stockholders’ equity	1,127,947	1,402,135
Total liabilities and stockholders' equity	7,082,618	8,443,841
(1)See Note 15 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; (gain) loss on foreign currency transactions, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distributes at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss) attributable to common stockholders	(236,816)	(73,041)	(20,382)
Adjustments:
(Gain) loss on investments, net	504,388	90,442	331,857
Realized (gain) loss on derivative instruments, net (1)	(283,429)	8,239	(282,250)
Unrealized (gain) loss on derivative instruments, net (1)	45,853	2,602	(9,260)
TBA dollar roll income (2)	13,401	10,517	10,545
(Gain) loss on foreign currency transactions, net (3)	(55)	—	16
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,196)	(5,602)	(5,368)
Subtotal	274,962	106,198	45,540
Earnings available for distribution	38,146	33,157	25,158
Basic income (loss) per common share	(0.72)	(0.23)	(0.09)
Earnings available for distribution per common share (5)	0.12	0.10	0.11

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2022	December 31, 2021	March 31, 2021
Realized gain (loss) on derivative instruments, net	283,429	(8,239)	282,250
Unrealized gain (loss) on derivative instruments, net	(45,853)	(2,602)	9,260
Contractual net interest income (expense) on interest rate swaps	1,284	(2,507)	(4,549)
Gain (loss) on derivative instruments, net	238,860	(13,348)	286,961

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss), net on the condensed consolidated statements of operations.

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(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2022	December 31, 2021	March 31, 2021
Interest expense on repurchase agreement borrowings	3,092	2,421	3,708
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,196)	(5,602)	(5,368)
Repurchase agreements interest expense	(2,104)	(3,181)	(1,660)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended
$ in thousands	March 31, 2022	December 31, 2021	March 31, 2021
Effective net interest income (1)	40,366	37,928	31,753
TBA dollar roll income	13,401	10,517	10,545
Equity in earnings (losses) of unconsolidated ventures	71	289	(94)
(Increase) decrease in provision for credit losses	—	—	938
Total expenses	(7,298)	(7,183)	(6,877)
Subtotal	46,540	41,551	36,265
Dividends to preferred stockholders	(8,394)	(8,394)	(11,107)
Earnings available for distribution	38,146	33,157	25,158
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	March 31, 2022		December 31, 2021		March 31, 2021
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(2,104)	(0.14%)	(3,181)	(0.17%)	(1,660)	(0.08%)
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,196	0.33%	5,602	0.30%	5,368	0.26%
Add (less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(1,284)	(0.08%)	2,507	0.13%	4,549	0.22%
Effective interest expense	1,808	0.11%	4,928	0.26%	8,257	0.40%

The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	March 31, 2022		December 31, 2021		March 31, 2021
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	44,278	2.55%	46,037	2.22%	41,670	1.80%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,196)	(0.33%)	(5,602)	(0.30%)	(5,368)	(0.26%)
Add (less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	1,284	0.08%	(2,507)	(0.13%)	(4,549)	(0.22%)
Effective net interest income	40,366	2.30%	37,928	1.79%	31,753	1.32%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of March 31, 2022 and December 31, 2021. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
March 31, 2022

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,922,797	69,697	5,992,494
U.S. Treasury securities	482,445	—	482,445
Cash and cash equivalents (2)	251,724	—	251,724
Restricted cash (3)	245,809	—	245,809
Derivative assets, at fair value (3)	17,437	237	17,674
Other assets	63,693	28,779	92,472
Total assets	6,983,905	98,713	7,082,618

Repurchase agreements	5,837,420	—	5,837,420
Derivative liabilities, at fair value (3)	77,606	7	77,613
Other liabilities	26,421	13,217	39,638
Total liabilities	5,941,447	13,224	5,954,671

Total stockholders' equity (allocated)	1,042,458	85,489	1,127,947
Debt-to-equity ratio (4)	5.6	—	5.2
Economic debt-to-equity ratio (5)	7.1	—	6.5
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of March 31, 2022) to total stockholders' equity.

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December 31, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	7,732,281	71,978	7,804,259
Cash and cash equivalents (2)	357,134	—	357,134
Restricted cash (3)	219,918	—	219,918
Derivative assets, at fair value (3)	—	270	270
Other assets	25,728	36,532	62,260
Total assets	8,335,061	108,780	8,443,841

Repurchase agreements	6,987,834	—	6,987,834
Derivative liabilities, at fair value (3)	14,356	—	14,356
Other liabilities	35,596	3,920	39,516
Total liabilities	7,037,786	3,920	7,041,706

Total stockholders' equity (allocated)	1,297,275	104,860	1,402,135
Debt-to-equity ratio (4)	5.4	—	5.0
Economic debt-to-equity ratio (5)	6.6	—	6.2
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.6 billion as of December 31, 2021) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended
$ in thousands	March 31, 2022	December 31, 2021	March 31, 2021
Average earning assets (1)	7,005,218	8,371,280	9,330,134
Average earning asset yields (2)	2.41%	2.05%	1.72%

Average borrowings (3)	6,219,694	7,441,461	8,347,354
Average cost of funds (4)	(0.14%)	(0.17%)	(0.08%)
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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